                                                                    EXHIBIT 10.1
                          [Just Toys, Inc. letterhead]



                                                            July 1, 1997



Mr. Barry Shapiro
8 Horton Ct.
West Harrison, NY 10604

Dear Barry:

     This will confirm your compensation arrangements approved by the Compensation Committee and the Board of Directors of Just Toys, Inc. (the "Company").

     1. Effective July 1, 1997 in addition to your duties as President of the Company, you shall become the Company's Chief Executive Officer.

     2. Effective July 1, 1997, your base salary will be increased to the rate of $250,000 per annum.

     3. You will continue to be eligible to participate in the Company's Bonus Plan as established and modified from time to time. With respect to 1997, you will receive 30% of the available monies under the Bonus Plan and the balance, after payments to Morton Levy, will be distributed to other officers and employees of the Company as proposed by you in consultation with the Compensation Committee.

     4. You will receive an option to purchase 100,000 shares of the Company's Common Stock under the Company's stock option plan at an exercise price of $1.50 per share. The option will become exercisable in four installments of 25,000 shares each based upon the price of the Company's Common Stock reaching the following stock prices for a minimum of 30 consecutive trading days: $3.00; $4.00; $5.00; and $6.00. The option will be evidenced by a separate option agreement in the form attached.

     5. (a) In the event of a "change of control" (as defined below) of the Company and (i) the Company or its successor elects to terminate your employment without cause within one year following such change in control; or (ii) you voluntarily elect to terminate your employment with the Company for any reason within one year following such change in control, then, upon the effective date of your termination, the Company shall pay you in a lump sum an amount equal to 12 months of your base salary in effect at the time of the change of control and

Mr. Barry Shapiro                      -2-                          July 1, 1997

shall pay and provide you at the Company's expense your full benefits (medical, insurance, etc.) for twelve months from your date of termination. In addition, the Company will provide you with reasonable office space consistent with your status as a senior executive and secretarial assistance for a period of six months following your date of termination. Such office space and secretarial assistance may, at the Company's option, be provided in the Company's premises or elsewhere in a location reasonably acceptable to you.

     (b) If either you or the Company or its successor elects to terminate your employment at the time within one year following a change in control, then, in such event, if the Company or its successor so requests at the time of such election, you will continue to be employed by the Company at your then current salary and benefits for up to an additional six months in order to assist in any transition; provided however, that you shall be under no obligation to continue to be so employed if you have elected to terminate your employment with the Company or its successor for "cause" (as defined below). In the event you continue your employment as provided in this paragraph, then the amounts payable to you under Paragraph 5(a) shall be paid upon the termination of such continued employment.

     6.   For purposes of Paragraph 5, the following definitions apply:

     "change of control" means (i) the acquisition of more than 50% of the Company's common stock by one person or group of persons acting in concert;
     (ii) a sale of all or substantially all of the assets of the Company and its subsidiaries; (iii) individuals who presently constitute the Board of Directors of the Company, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either presently on the Board or such recommended successors, cease for any reason to constitute at least a majority of such Board.

     "cause" means (i) you are placed in any position of lesser stature than Chief Executive Officer of the Company's business, are assigned duties inconsistent with such position or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position immediately prior to the change in control, are assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect immediately prior to the change of control, you are accorded treatment on a general basis which is in derogation of your status as Chief Executive Officer; (ii) you cease to serve as a member of the Board of Directors of the Company or its successor; (iii) your base salary in effect prior to the change in control is reduced; or (iv) you are required to relocate.

Mr. Barry Shapiro                      -3-                          July 1, 1997

     If the foregoing is in accordance with your agreement and understanding, please execute a copy of this letter below under the words "Accepted and Agreed to."

                                    Very truly yours,

                                    JUST TOYS, INC.

                                    By:  The Compensation Committee



                                    /s/ Roger Gimbel
                                    --------------------------------------
                                    Roger Gimbel



                                    /s/ Charmaine Jefferson
                                    --------------------------------------
                                    Charmaine Jefferson



                                    /s/ Irwin Naitove
                                    --------------------------------------
                                    Irwin Naitove



ACCEPTED AND AGREED TO:



By:   /s/ Barry Shapiro
   --------------------------
    Barry Shapiro

                                JUST TOYS, INC.
                              50 WEST 23RD STREET
                            NEW YORK, NEW YORK 10010



                                         July  1, 1997



To:  Barry Shapiro

     We are pleased to confirm that Just Toys, Inc. (the "Company") has granted to you an option as of July 1, 1997, pursuant to the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "Plan"), to purchase 100,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $1.50 per share. This option shall be effective for a period of ten years commencing on July 1, 1997 (the "Effective Date") and terminating on June 30, 2007. The option issued hereby has been designated by the Stock Option Committee as a non-qualified option.

     This option will be issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which is attached hereto as Exhibit A) as from time to time may be amended, provided,
                   ---------
however that no future amendment or termination of the Plan shall, without your consent, alter in a manner adverse to you or impair any of your rights or obligations under this option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

     This option will become exercisable according to the following vesting schedule: This option will become exercisable with respect to 25% of the shares covered by the option when the Fair Market Value (as defined in the Plan) per share of Common Stock equals or exceeds $3.00 for thirty consecutive trading days; this option will become exercisable with respect to an additional 25% (50% in the aggregate) of the shares covered by the option when the Fair Market Value per share of Common Stock equals or exceeds $4.00 for thirty consecutive trading days; this option will become exercisable with respect to an additional 25% (75% in the aggregate) of the shares covered by the option when the Fair Market Value per share of Common Stock equals or exceeds $5.00 for thirty consecutive trading days; this option will become exercisable with respect to an additional 25% or all of the shares covered by the option when the Fair Market Value per share of Common Stock equals or exceeds $6.00 for thirty consecutive trading days.

Barry Shapiro                   -2-                                 July 1, 1997



     Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such shares, any shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any shares pursuant to this option, if in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

     You understand and acknowledge that, under existing law, unless at the time of the exercise of its option a registration statement under the Act is in effect as to such shares: (i) any shares purchased by you upon exercise of this option may be required to be held indefinitely unless such shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for shares to be issued to you hereunder shall bear a legend to the effect that the shares have not been registered under the Act and that the shares may not be sold, hypothecated, or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such shares; and (vi) the Company has undertaken no obligation to register the shares or to include the shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to furnish to you information necessary to enable you to make sales under Rule 144.

     This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit
                                                                        -------
B, together with payment of the purchase price of the shares to be purchased.
-
The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a Fair Market Value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

Barry Shapiro                       - 3 -                           July 1, 1997



     The Company may establish from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of an option. You shall pay the Company all such amounts requested by the Company to permit the Company to take any deduction available to it resulting from the exercise of an option. The Company may also establish, from time to time, appropriate procedures to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event, and you will comply with all such procedures so established.

     Kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Accepted and Agreed To".


                                    Sincerely,

                                    JUST TOYS, INC.


                                    By:_________________________________________
                                    Name:    David Schwartz
                                    Title:   Chief Financial Officer

ACCEPTED AND AGREED TO:


--------------------------
Barry Shapiro

                                                                       EXHIBIT A



  [Just Toys, Inc. 1992 Incentive and Non-Qualified Stock Option Plan omitted]

                                   EXHIBIT B
                                   ---------


                                Just Toys, Inc.
                              50 West 23rd Street
                            New York, New York 10010


                             Ladies and Gentlemen:

  Notice is hereby given of my election to purchase _________ shares of Common Stock, par value $.01 per share (the "Shares"), of Just Toys, Inc., at a price of $______ per Share, pursuant to the Company's Stock Option Plan.  Enclosed in payment for the Shares is :


                    [ ]my check in the amount of $_________.


 [ ]*_____ Shares having a total value of $_________, such value being based on the closing price(s) of the Shares on the date hereof.

  The following information is supplied for use in issuing and registering the
                            Shares purchased hereby:

                           Number of Certificates and
                        Denominations__________________

                             Name__________________

                           Address__________________

                               __________________

                    Social Security Number__________________

                      Dated: ____________________________
                               Very truly yours,


                         ____________________________
                                 Barry Shapiro

            * Subject to the approval of the Stock Option Committee.